                                                                    EXHIBIT 23.2







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Post-effective Amendment No. 2 to the Registration Statement (Form S-8 No. 333-68583) pertaining to the Hawk Corporation 401(k) Savings and Retirement Plan of our report dated June 13, 2003, with respect to the financial statement of the Hawk Corporation 401(k) Savings and Retirement Plan as of December 31, 2002 included in this Annual Report (Form 11-K) for the year ended December 31, 2003.



                                            /s/ ERNST & YOUNG LLP


Cleveland, Ohio
June 25, 2004

                                       12